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For Immediate Release	Page 1 of 4

CENTERPOINT ENERGY REPORTS THIRD QUARTER 2009 EARNINGS
Houston, TX — October 28, 2009 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $114 million, or $0.31 per diluted share, for the third quarter of 2009 compared to $136 million, or $0.39 per diluted share, for the same period of 2008. Operating income for the third quarter of 2009 was $287 million compared to $337 million for the same period of 2008.
“Our core regulated operations, which represent more than 80 percent of our operating income, reported solid earnings this quarter despite the challenging economic climate,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “However, lower natural gas and natural gas liquids prices, a decline in natural gas throughput from the traditional basins and reduced basis differentials negatively impacted the performance of our field services and competitive natural gas sales segments. We continue to believe that the overall fundamentals of our balanced portfolio of electric and natural gas businesses position us well as the economy recovers and the energy markets rebound.”
For the nine months ended September 30, 2009, net income was $267 million, or $0.74 per diluted share, compared to $359 million, or $1.05 per diluted share, for the same period of 2008. Operating income for the nine months ended September 30, 2009, was $825 million compared to $970 million for the same period of 2008.
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $218 million for the third quarter of 2009, consisting of $187 million from the regulated electric transmission & distribution utility operations (TDU) and $31 million related to transition bonds. Operating income for the third quarter of 2008 was $202 million, consisting of $169 million from the TDU and $33 million related to transition bonds. Operating income for the TDU benefited from growth of over 26,000 metered customers since September 2008, favorable weather and higher net transmission revenues, partially offset by higher operation and maintenance expenses. In addition, the third quarter of 2008 was negatively impacted by $12 million as a result of Hurricane Ike.
Operating income for the nine months ended September 30, 2009, was $450 million, consisting of $353 million from the TDU and $97 million related to transition bonds. Operating income for the same period of 2008 was $457 million, consisting of $352 million from the TDU, $100 million related to transition bonds and $5 million from the competition transition charge (CTC). The CTC was discontinued in February 2008 when the company securitized the remaining true-up balance.
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For Immediate Release	Page 2 of 4

Natural Gas Distribution
The natural gas distribution segment reported an operating loss of $15 million for the third quarter of 2009 compared to an operating loss of $6 million for the same period of 2008. The decline in operating income was primarily the result of higher pension and other operation and maintenance expenses, which more than offset rate increases and higher miscellaneous revenues. Due to seasonal impacts, this segment typically reports a loss in the third quarter.
Operating income for the nine months ended September 30, 2009, was $105 million compared to $119 million for the same period of 2008.
Interstate Pipelines
The interstate pipelines segment reported operating income of $64 million for the third quarter of 2009 compared to $55 million for the same period of 2008. Operating income benefited from higher revenue from new contracts on the Carthage to Perryville pipeline and for deliveries to gas-fired power generators. These benefits were partially offset by higher pension and other operation and maintenance expenses. In addition, operating income for the third quarter of 2008 included a $7 million write-down associated with pipeline assets removed from service.
In addition to operating income, this segment recorded an equity loss of $5 million for the third quarter of 2009 from its 50 percent interest in the Southeast Supply Header (SESH), a new pipeline that went into service in September 2008. The equity loss included a non-cash charge of $11 million during the quarter to reflect SESH’s decision to discontinue the use of regulatory accounting. In the third quarter of 2008, equity income was $18 million primarily from allowance for funds used during construction.
Operating income for the nine months ended September 30, 2009, was $194 million compared to $227 million for the same period of 2008. Operating income for the nine months ended September 30, 2008, included a net gain of $11 million associated with a gain from the sale of two storage development projects and a write-down of pipeline assets removed from service. In addition to operating income, this business had equity income of $2 million for the nine months ended September 30, 2009, from its interest in SESH. The equity income included non-cash charges of $16 million to reflect SESH’s decision to discontinue the use of regulatory accounting. For the nine months ended September 30, 2008, equity income was $34 million primarily from allowance for funds used during construction.
Field Services
The field services segment reported operating income of $23 million for the third quarter of 2009 compared to $44 million for the same period of 2008. The decline in operating income was primarily the result of commodity prices that were significantly lower in 2009 than in 2008 as well
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For Immediate Release	Page 3 of 4

as the impact of lower natural gas throughput from traditional basins, which was partially offset by increased throughput from the unconventional shale plays.
In addition to operating income, this segment recorded equity income of $2 million in the third quarter of 2009 compared to $4 million in the third quarter of 2008 from its 50 percent interest in a gas processing plant. The decline was primarily due to lower natural gas liquids prices.
Operating income for the nine months ended September 30, 2009, was $72 million compared to $121 million for the same period of 2008. Operating income for the nine months ended September 30, 2008, included gains of $17 million associated with the sale of non-strategic assets and the settlement of a contractual dispute. Equity income from the jointly-owned gas processing plant was $6 million for the nine months ended September 30, 2009, compared to $12 million for the same period of 2008.
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported an operating loss of $8 million for the third quarter of 2009 compared to operating income of $35 million for the same period of 2008. Operating income for the third quarter of 2009 included charges of $6 million resulting from mark-to-market accounting for derivatives used to lock in economic margins of certain forward natural gas sales compared to gains of $46 million for the same period of 2008. The third quarter of 2008 also included a $24 million write-down of natural gas inventory to the lower of average cost or market. In addition, reduced locational price differentials, and to a lesser extent lower retail sales volumes, contributed to the decline.
This segment recorded no operating income for the nine months ended September 30, 2009, compared to $36 million for the same period of 2008. Operating income for the nine months ended September 30, 2009, included charges of $22 million resulting from mark-to-market accounting compared to gains of $14 million for the same period of 2008. The nine months ended September 30, 2009, also included $6 million in write-downs of inventory to the lower of average cost or market compared to $24 million in inventory write-downs for the same period of 2008.
DIVIDEND DECLARATION
On October 22, 2009, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.19 per share of common stock payable on December 10, 2009, to shareholders of record as of the close of business on November 16, 2009.
OUTLOOK FOR 2009
CenterPoint Energy reaffirmed its 2009 earnings guidance of $1.05 to $1.15 per diluted share. This guidance takes into consideration performance to date as well as various economic and operational assumptions related to the business segments in which the company operates. The
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For Immediate Release	Page 4 of 4

company has made certain assumptions regarding the timing and cost of certain financing activities, including timing of the sale of storm cost restoration bonds, and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal. The company has also excluded any impact to income from the change in value of Time Warner stocks and the related ZENS securities.
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2009. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
CenterPoint Energy’s management will host an earnings conference call on Wednesday, October 28, 2009, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total nearly $19 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the Web site at www.CenterPointEnergy.com.
This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Forms 10-K for the fiscal year ended December 31, 2008, CenterPoint Energy’s and its subsidiaries’ Forms 10-Q for the periods ended March 31, 2009, and June 30, 2009, CenterPoint Energy’s Form 10-Q for the period ended September 30, 2009, and other filings with the SEC.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
Revenues:
Electric Transmission & Distribution	$552	$608	$1,471	$1,541
Natural Gas Distribution	550	402	2,976	2,341
Competitive Natural Gas Sales and Services	1,269	399	3,632	1,596
Interstate Pipelines	143	153	468	461
Field Services	71	63	191	176
Other Operations	3	3	8	9
Eliminations	(73)	(52)	(198)	(142)

Total	2,515	1,576	8,548	5,982

Expenses:
Natural gas	1,532	582	5,675	3,081
Operation and maintenance	371	415	1,078	1,226
Depreciation and amortization	194	208	540	562
Taxes other than income taxes	81	84	285	288

Total	2,178	1,289	7,578	5,157

Operating Income	337	287	970	825

Other Income (Expense) :
Gain (loss) on marketable securities	(36)	47	(73)	68
Gain (loss) on indexed debt securities	33	(30)	66	(54)
Interest and other finance charges	(116)	(126)	(346)	(384)
Interest on transition bonds	(34)	(32)	(102)	(98)
Equity in earnings of unconsolidated affiliates	23	(3)	46	8
Other — net	6	9	10	31

Total	(124)	(135)	(399)	(429)

Income Before Income Taxes	213	152	571	396

Income Tax Expense	(77)	(38)	(212)	(129)

Net Income	$136	$114	$359	$267

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
Basic Earnings Per Common Share	$0.40	$0.31	$1.08	$0.75

Diluted Earnings Per Common Share	$0.39	$0.31	$1.05	$0.74

Dividends Declared per Common Share	$0.1825	$0.19	$0.5475	$0.57

Weighted Average Common Shares Outstanding (000):
- Basic	342,228	369,512	333,652	356,570
- Diluted	344,584	371,742	342,187	358,745

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$169	$187	$352	$353
Competition Transition Charge	—	—	5	—

Total Electric Transmission and Distribution Utility	169	187	357	353
Transition Bond Companies	33	31	100	97

Total Electric Transmission & Distribution	202	218	457	450
Natural Gas Distribution	(6)	(15)	119	105
Competitive Natural Gas Sales and Services	35	(8)	36	—
Interstate Pipelines	55	64	227	194
Field Services	44	23	121	72
Other Operations	7	5	10	4

Total	$337	$287	$970	$825

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$455	$503	11%	$1,220	$1,281	5%
Transition bond companies	97	105	8%	251	260	4%

Total	552	608	10%	1,471	1,541	5%

Expenses:
Operation and maintenance	167	194	(16%)	502	563	(12%)
Depreciation and amortization	71	70	1%	208	207	—
Taxes other than income taxes	48	52	(8%)	153	158	(3%)
Transition bond companies	64	74	(16%)	151	163	(8%)

Total	350	390	(11%)	1,014	1,091	(8%)

Operating Income	$202	$218	8%	$457	$450	(2%)

Operating Income:
Electric transmission and distribution operations	$169	$187	11%	$352	$353	—
Competition transition charge	—	—	—	5	—	(100%)
Transition bond companies	33	31	(6%)	100	97	(3%)

Total Segment Operating Income	$202	$218	8%	$457	$450	(2%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	8,445,744	9,242,635	9%	19,623,125	20,040,598	2%
Total	21,594,051	22,963,434	6%	58,523,281	57,946,697	(1%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	97%	107%	10%	104%	108%	4%
Heating degree days	0%	0%	0%	95%	89%	(6%)

Number of metered customers — end of period:
Residential	1,824,238	1,849,158	1%	1,824,238	1,849,158	1%
Total	2,068,568	2,094,847	1%	2,068,568	2,094,847	1%

	Natural Gas Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$550	$402	(27%)	$2,976	$2,341	(21%)

Expenses:
Natural gas	351	198	44%	2,196	1,538	30%
Operation and maintenance	139	157	(13%)	436	478	(10%)
Depreciation and amortization	40	40	—	118	121	(3%)
Taxes other than income taxes	26	22	15%	107	99	7%

Total	556	417	25%	2,857	2,236	22%

Operating Income (Loss)	$(6)	$(15)	(150%)	$119	$105	(12%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	13	13	—	117	111	(5%)
Commercial and Industrial	41	38	(7%)	171	154	(10%)

Total Throughput	54	51	(6%)	288	265	(8%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	57%	58%	1%	106%	102%	(4%)

Number of customers — end of period:
Residential	2,936,777	2,954,095	1%	2,936,777	2,954,095	1%
Commercial and Industrial	244,959	241,036	(2%)	244,959	241,036	(2%)

Total	3,181,736	3,195,131	—	3,181,736	3,195,131	—

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$1,269	$399	(69%)	$3,632	$1,596	(56%)

Expenses:
Natural gas	1,225	396	68%	3,567	1,562	56%
Operation and maintenance	8	10	(25%)	26	30	(15%)
Depreciation and amortization	1	1	—	2	3	(50%)
Taxes other than income taxes	—	—	—	1	1	—

Total	1,234	407	67%	3,596	1,596	56%

Operating Income (Loss)	$35	$(8)	(123%)	$36	$—	(100%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	125	115	(8%)	392	370	(6%)

Number of customers — end of period	8,988	10,934	22%	8,988	10,934	22%

	Interstate Pipelines
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$143	$153	7%	$468	$461	(1%)

Expenses:
Natural gas	24	22	8%	97	85	12%
Operation and maintenance	47	47	—	93	123	(32%)
Depreciation and amortization	11	12	(9%)	34	36	(6%)
Taxes other than income taxes	6	8	(33%)	17	23	(35%)

Total	88	89	(1%)	241	267	(11%)

Operating Income	$55	$64	16%	$227	$194	(15%)

Pipelines Operating Data:
Throughput data in BCF
Transportation	360	378	5%	1,145	1,235	8%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$71	$63	(11%)	$191	$176	(8%)

Expenses:
Natural gas	5	18	(260%)	11	36	(227%)
Operation and maintenance	19	17	11%	48	54	(13%)
Depreciation and amortization	3	4	(33%)	9	11	(22%)
Taxes other than income taxes	—	1	—	2	3	(50%)

Total	27	40	(48%)	70	104	(49%)

Operating Income	$44	$23	(48%)	$121	$72	(40%)

Field Services Operating Data:
Throughput data in BCF
Gathering	109	106	(3%)	311	312	—

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2008	2009	Fav/(Unfav)	2008	2009	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$8	$9	13%
Expenses	(4)	(2)	(50%)	(2)	5	(350%)

Operating Income	$7	$5	(29%)	$10	$4	(60%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
Capital Expenditures by Segment
Electric Transmission & Distribution	$80	$99	$256	$288
Hurricane Ike	141	8	141	26

Total Electric Transmission & Distribution	221	107	397	314
Natural Gas Distribution	57	44	151	121
Competitive Natural Gas Sales and Services	1	1	3	2
Interstate Pipelines	60	44	130	118
Field Services	31	113	77	217
Other Operations	5	9	18	18

Total	$375	$318	$776	$790

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$9	$18	$27
Capitalization of Interest Cost	(3)	(1)	(10)	(4)
Transition Bond Interest Expense	34	32	102	98
Other Interest Expense	113	118	338	361

Total Interest Expense	$150	$158	$448	$482

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	September 30,
	2008	2009
ASSETS
Current Assets:
Cash and cash equivalents	$167	$61
Other current assets	2,868	1,934

Total current assets	3,035	1,995

Property, Plant and Equipment, net	10,296	10,548

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,684	3,701
Other non-current assets	965	713

Total other assets	6,345	6,110

Total Assets	$19,676	$18,653

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$153	$40
Current portion of transition bond long-term debt	208	221
Current portion of other long-term debt	125	339
Other current liabilities	2,362	1,712

Total current liabilities	2,848	2,312

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,632	2,775
Regulatory liabilities	821	916
Other non-current liabilities	1,172	1,235

Total other liabilities	4,625	4,926

Long-term Debt:
Transition bond	2,381	2,160
Other	7,800	6,667

Total long-term debt	10,181	8,827

Shareholders’ Equity	2,022	2,588

Total Liabilities and Shareholders’ Equity	$19,676	$18,653

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2008	2009
Cash Flows from Operating Activities:
Net income	$359	$267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	561	591
Deferred income taxes	471	250
Write-down of natural gas inventory	24	6
Changes in net regulatory assets	(48)	19
Changes in other assets and liabilities	(608)	296
Other, net	(35)	8

Net Cash Provided by Operating Activities	724	1,437

Net Cash Used in Investing Activities	(991)	(582)

Net Cash Provided by (Used in) Financing Activities	222	(961)

Net Decrease in Cash and Cash Equivalents	(45)	(106)

Cash and Cash Equivalents at Beginning of Period	129	167

Cash and Cash Equivalents at End of Period	$84	$61

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.